UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2010 (October 15, 2010)

Cardtronics, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-33864	76-0681190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Briarpark, Suite 400, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 308-4000

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 15, 2010, the board of directors (the “Board”) of Cardtronics, Inc. (the “Company”) designated E. Brad Conrad as the Company’s new principal accounting officer.  Mr. Conrad will replace the Company’s previous principal accounting officer, Mr. Tres Thompson, who was promoted on October 15, 2010 to Executive Vice President and Division Executive for the Company’s U.S. ATM Services business unit.  Mr. Conrad, 38, has served as Cardtronics’ Senior Vice President and Corporate Controller since joining the Company in April 2008.  From October 2002 until April 2008, Mr. Conrad served in various roles at Consolidated Graphics, Inc., an international commercial printing company, including Vice President and Controller from December 2006 to April 2008 and the Manager/Director of Business Compliance from October 2002 to December 2006.  From September 1997 to October 2002, Mr. Conrad served in several accounting roles at Peregrine Systems, Inc., an enterprise software company acquired by Hewlett Packard in 2005.  Mr. Conrad began his career in July 1995 with KPMG LLP where he worked in the firm’s audit practice providing accounting and auditing services to a wide range of clients.  Mr. Conrad received a Masters in Professional Accounting degree and a Bachelors of Business Administration degree from the University of Texas at Austin and is a licensed certified public accountant in the state of Texas.

There are no material relationships or transactions between Mr. Conrad and the Company or any of the Company’s directors, executive officers, or major security holders, or the immediate family members of any such person. In addition, there are no family relationships between Mr. Conrad and any director or executive officer of the Company.  Finally, there is no arrangement or understanding between Mr. Conrad and any other persons or entities pursuant to which Mr. Conrad was selected as principal accounting officer.

Employment Agreement with E. Brad Conrad

In connection with his appointment as principal accounting officer, Mr. Conrad entered into an employment agreement with the Company (the “Employment Agreement”), effective October 15, 2010.  The Employment Agreement provides for an initial term of three years, subject to automatic one-year renewals thereafter unless the agreement is terminated in accordance with its terms. Pursuant to the terms of the Employment Agreement, Mr. Conrad is entitled to receive an annual base salary of $200,000 and is eligible for an annual bonus award based on achievement of certain performance objectives established by the Board.  The target amount of the annual award is 40% of Mr. Conrad’s base salary, though the ultimate payout is subject to the sole discretion of the Board (or a committee thereof).  Mr. Conrad is also entitled to receive perquisite benefits made available to other senior officers, sick leave, and four weeks paid vacation time each year.

In addition to the terms summarized above, the Employment Agreement provides for severance compensation upon termination of employment.  Specifically, if Mr. Conrad’s employment terminates due to (1) medical or mental disability, (2) death, (3) “Cause” (as the term is defined in the Employment Agreement), or (4) if Mr. Conrad resigns, Mr. Conrad is entitled to receive payment for all accrued but unpaid base salary and reimbursement of all accrued but unreimbursed expenses and benefits to which he is entitled.  If his employment terminates due to reasons other than those set forth above, Mr. Conrad is entitled to severance that includes (1) any unpaid annual bonus for the calendar year preceding his termination; (2) 12 months of his base salary, payable in 24 equal consecutive bi-weekly installments in accordance with the Company’s standard payroll practices; and (3) if he elects to continue coverage for himself and his dependents under the Company’s group health plans under COBRA or ERISA, reimbursement on a monthly basis equal to the amount he must pay to obtain the coverage.  Additionally, Mr. Conrad will be subject to certain non-competition and non-solicitation restrictions for a period of one year following the termination of his employment.

The description of the Employment Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Other Compensatory Agreements with E. Brad Conrad

In addition to the Employment Agreement entered on October 15, 2010, Mr. Conrad and the Company previously entered into a Restricted Stock Agreement (the “Stock Agreement”) and a Nonstatutory Stock Option Agreement (the “Option Agreement”) (collectively, with the Stock Agreement, the “Agreements”) on June 5, 2008.  Pursuant to the terms of the Agreements, Mr. Conrad was granted 25,000 shares of restricted stock and 25,000 stock options.  The forfeiture restrictions on the restricted shares lapse and the stock options vest in four equal installments on each of the first four anniversaries of Mr. Conrad’s date of hire, April 14, 2008.

The description of the Stock Agreement and the Option Agreement in this Current Report on Form 8-K are qualified in their entirety by reference to the Agreements, copies of which are attached hereto as Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference.

Employment Agreement with Tres Thompson

In connection with Mr. Thompson’s promotion, the Company has orally agreed to amend his employment agreement.  Pursuant to the terms of the oral agreement, Mr. Thompson will serve as the Executive Vice President and Division Executive for the Company’s U.S. ATM Services business unit and report to Rick Updyke.  In addition, the oral agreement increases Mr. Thompson’s minimum base salary to $250,000 annually.

Item 7.01 Regulation FD Disclosure

On October 18, 2010, the Company issued a press release announcing a number of executive management changes, including the appointment of E. Brad Conrad as principal accounting officer, which is described above in Item 5.02 of this Current Report on Form 8-K.  Additionally, the press release describes the recent appointment of Rick Updyke as President of the Company’s U.S Business Group and Tres Thompson as Executive Vice President and Division Executive of the Company’s U.S. ATM Services business unit.  A copy of the press release issued by the Company is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K under this heading, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Employment Agreement by and between E. Brad Conrad and Cardtronics USA, Inc., dated effective October 15, 2010
10.2	Restricted Stock Agreement between Cardtronics, Inc. and Brad Conrad, dated June 5, 2008
10.3	Nonstatutory Stock Option Agreement between Cardtronics, Inc. and Brad Conrad, dated June 5, 2008
99.1	Press release dated October 18, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cardtronics, Inc.

Date: October 20, 2010	By:	/s/ J. CHRIS BREWSTER
Name: J. Chris Brewster Title: Chief Financial Officer